Exhibit 99.1 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: Jeff Hodges, Chief Financial Officer jhodges@tier.com (571) 382-1000

Tier Reports Fiscal 2011 Third Quarter Results

RESTON, VA, August 9, 2011 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market, today released results for the quarter ended June 30, 2011.

Results of Operations

Third Quarter Fiscal 2011 Results

For the quarter ended June 30, 2011, Tier reported revenues from Continuing Operations of $38.4 million, a 2.6% decrease over the same quarter last year.  Net loss from Continuing Operations was $1.4 million, or $0.08 per fully diluted share, compared to net loss from Continuing Operations of $0.2 million, or $0.01 per fully diluted share, for the same quarter last year.  Continuing Operations include Electronic Payment Solutions, or EPS, and certain wind-down businesses.  On a standalone basis, our EPS business reported quarterly revenues of $38.1 million, a 1.6% decrease over the same quarter last year.

Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $7.2 million, a decrease of $0.1 million, or 1.7%, from the same quarter last year.  The quarter benefited from the reversal of accrued management performance bonus expense of $1.1 million in the current period and the absence of severance expense, which had been recognized in the same period last year related to the departure of our former CEO.  Offsetting the decrease was additional labor and labor-related expenses as we continue to invest in our management team, our infrastructure, and platform stabilization and development, as well as an increase in advertising costs due to expanded marketing campaigns to all verticals.

Management’s Comments

“I have been with Tier for almost a year, and as I look back on the challenges we’ve faced and the changes we’ve made, I am more excited about our prospects than I was a year ago,” said Alex. P. Hart, President and Chief Executive Officer.  “I am disappointed that our financial performance has not improved as rapidly as I initially expected,” Mr. Hart continued, “but I am confident we are making the right moves and are positioned for a stronger fiscal year 2012.  I feel very good about the team we’ve assembled, the overall health of the business and the market segments we serve, and the improvements we’ve made to the way that we build, sell, implement, and support the payment products and services we provide to the roughly 4,600 government, higher education, and utility clients we work with today.  There is still a lot of work to be done to execute on the strategy and fulfill our potential, but I believe that we are now positioned for success.”

Liquidity

As of June 30, 2011, Tier had $36.4 million in cash and cash equivalents, $7.2 million in investments in marketable securities, and $6.0 million in restricted investments, for a total of $49.6 million.  Of the unrestricted cash and investments in marketable securities of $43.6 million, $18.6 million is funds settled to us but not yet distributed to clients and accrued discount fees, offset by $8.8 million of cash which we expect to receive within one to two days after the end of the quarter as settlements from credit card companies or banks.  This makes the cash available to Tier for business purposes as of June 30, 2011 $33.8 million.  The cash available to Tier at March 31, 2011 for business purposes was $36.1 million.  Contributing to the decrease in available cash from March 31, 2011 were legal costs associated with our annual meeting, payment of our annual insurance premiums and additional labor, hardware and software costs associated with our infrastructure and platform initiatives.

In July 2011, we entered into an $8.3 million contract to upgrade our core infrastructure, which includes the purchase of hardware, software and professional services.  The project began in August 2011 and is scheduled to be completed in October 2012.  In addition, we are expecting the $6.0 million of restricted investments to be released from restriction in August 2011 as we complete the transfer of the processing of our outgoing Automated Clearing House payments to our clients to a bank which does not currently require us to hold a compensating balance.

Conference Call

Tier will host a conference call Tuesday, August 9, at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial (888) 282-0365 and provide pass code Q32011.  The conference call is also available live via the Internet at www.tier.com.  Participants via the Web will need to provide conference ID # 3666878 and pass code Q32011.  A replay will be available at 10:00 a.m. Eastern Time on Wednesday, August 10, 2011 at www.tier.com or by calling (866) 357-4211 and entering conference ID # 3666878.  The replay will be available until 11:45 p.m. Eastern Time on August 24, 2011.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides enhanced electronic payment services that include multiple payment choices, payment channels, and bill payment products and services to over 4,600 clients in all 50 states and the District of Columbia.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients through its subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.OfficialPayments.com.

Forward looking statements

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals,” particularly the federal vertical, the state and local tax vertical and the property tax vertical;  effectiveness and performance of our systems, payment processing platforms and operational infrastructure; our ability to grow EPS revenue while controlling costs; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our quarterly report on Form 10-Q for the period ended June 30, 2011, filed with the Securities and Exchange Commission.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	June 30, 2011	September 30, 2010
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$36,360	$45,757
Investments in marketable securities	7,250	8,249
Restricted investments	6,000	1,311
Accounts receivable, net	3,716	4,883
Settlements receivable, net	8,752	8,356
Prepaid expenses and other current assets	1,727	1,407
Total current assets	63,805	69,963

Property, equipment and software, net	12,115	12,032
Goodwill	17,437	17,381
Other intangible assets, net	4,898	7,477
Restricted investments	—	6,000
Other assets	187	172
Total assets	$98,442	$113,025

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$408	$1,059
Settlements payable	13,103	10,716
Accrued compensation liabilities	2,556	4,261
Accrued discount fees	5,494	4,624
Other accrued liabilities	1,830	2,718
Deferred income	408	558
Total current liabilities	23,799	23,936
Other liabilities:
Deferred rent	1,562	1,257
Other liabilities	36	596
Total other liabilities	1,598	1,853
Total liabilities	25,397	25,789

Contingencies and commitments

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock, $0.01 par value, and paid-in capital; shares authorized: 44,260; shares issued: 20,817 and 20,706; shares outstanding: 16,642 and 18,170	193,390	193,620
Treasury stock—at cost, 4,175 and 2,536 shares	(31,383)	(21,020)
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(88,962)	(85,363)
Total shareholders’ equity	73,045	87,236
Total liabilities and shareholders’ equity	$98,442	$113,025

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Nine months ended June 30,
(in thousands, except per share data)	2011	2010	2011	2010
Revenues	$38,443	$39,447	$101,679	$102,889

Costs and expenses:
Direct costs	30,696	30,611	78,898	77,239
General and administrative	5,530	5,950	16,339	18,469
Selling and marketing	1,690	1,396	5,062	4,435
Depreciation and amortization	1,856	1,670	5,420	4,913
Total costs and expenses	39,772	39,627	105,719	105,056
Loss from continuing operations before other income and income taxes	(1,329)	(180)	(4,040)	(2,167)

Other income:
Interest income, net	19	90	76	388
Gain on investments	—	17	—	31
Gain on sale of asset	—	10	—	10
Total other income	19	117	76	429

Loss from continuing operations before income taxes	(1,310)	(63)	(3,964)	(1,738)
Income tax provision (benefit)	46	157	(139)	12

Loss from continuing operations	(1,356)	(220)	(3,825)	(1,750)
(Loss) gain from discontinued operations, net	(76)	(180)	226	61

Net loss	$(1,432)	$(400)	$(3,599)	$(1,689)

(Loss) gain per share—Basic and diluted:
From continuing operations	$(0.08)	$(0.01)	$(0.22)	$(0.09)
From discontinued operations	—	(0.01)	0.01	―
Loss per share—Basic and diluted	$(0.08)	$(0.02)	$(0.21)	$(0.09)

Weighted average common shares used in computing:
Basic and diluted loss per share	16,951	18,151	17,252	18,153

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended June 30,
(in thousands)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,599)	$(1,689)
Less: Gain from discontinued operations, net	226	61
Loss from continuing operations, net	(3,825)	(1,750)
Non-cash items included in net loss:
Depreciation and amortization	5,420	4,913
Provision for doubtful accounts	457	758
Deferred rent	415	275
Share-based compensation	(523)	715
Capitalized software impairment loss	268	—
Other	—	(44)
Net effect of changes in assets and liabilities:
Accounts and settlements receivable, net	314	3,167
Prepaid expenses and other assets	(273)	(426)
Accounts and settlements payable and accrued liabilities	(839)	1,623
Income taxes receivable	(62)	—
Deferred income	(150)	(455)
Cash provided by operating activities from continuing operations	1,202	8,776
Cash (used in) provided by operating activities from discontinued operations	(138)	61
Cash provided by operating activities	1,064	8,837
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(13,248)	(23,586)
Maturities of available-for-sale securities	14,576	9,894
Sales of trading securities	—	20,325
Maturities of restricted investments	983	—
Investment in internally developed software	(1,063)	(982)
Purchase of equipment and software	(2,111)	(2,844)
Additions to goodwill—ChoicePay acquisition	(56)	(30)
Collection on note receivable	—	261
Proceeds from sale of equipment	—	10
Cash (used in) provided by investing activities from continuing operations	(919)	3,048
Cash provided by investing activities from discontinued operations	364	—
Cash (used in) provided by investing activities	(555)	3,048
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(10,363)	(749)
Net proceeds from issuance of common stock	482	—
Capital lease obligations and other financing arrangements	(25)	(24)
Cash used in financing activities	(9,906)	(773)
Net (decrease) increase in cash and cash equivalents	(9,397)	11,112
Cash and cash equivalents at beginning of period	45,757	21,969
Cash and cash equivalents at end of period	$36,360	$33,081

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Three months ended June 30, 2011:
Revenues	$38,090	$353	$38,443
Costs and expenses:
Direct costs	30,622	74	30,696
General and administrative	5,519	11	5,530
Selling and marketing	1,690	—	1,690
Depreciation and amortization	1,856	—	1,856
Total costs and expenses	39,687	85	39,772
(Loss) income from continuing operations before other income and income taxes	(1,597)	268	(1,329)
Other income:
Interest income, net	19	—	19
Total other income	19	—	19
(Loss) income from continuing operations before taxes	(1,578)	268	(1,310)
Income tax provision	46	—	46
(Loss) income from continuing operations	$(1,624)	$268	$(1,356)

(in thousands)	EPS	Wind- down	Total
Three months ended June 30, 2010:
Revenues	$38,716	$731	$39,447
Costs and expenses:
Direct costs	30,280	331	30,611
General and administrative	5,830	120	5,950
Selling and marketing	1,396	―	1,396
Depreciation and amortization	1,366	304	1,670
Total costs and expenses	38,872	755	39,627
Loss from continuing operations before other income and income taxes	(156)	(24)	(180)
Other income:
Interest income	90	―	90
Gain on sale of asset	10	―	10
Gain on investments	17	―	17
Total other income	117	―	117
Loss from continuing operations before taxes	(39)	(24)	(63)
Income tax provision	157	―	157
Loss from continuing operations	$(196)	$(24)	$(220)

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Nine months ended June 30, 2011:
Revenues	$100,471	$1,208	$101,679
Costs and expenses:
Direct costs	78,705	193	78,898
General and administrative	16,328	11	16,339
Selling and marketing	5,062	—	5,062
Depreciation and amortization	5,420	—	5,420
Total costs and expenses	105,515	204	105,719
(Loss) income from continuing operations before other income and income taxes	(5,044)	1,004	(4,040)
Other income:
Interest income, net	76	—	76
Total other income	76	—	76
(Loss) income from continuing operations before taxes	(4,968)	1,004	(3,964)
Income tax benefit	(139)	—	(139)
(Loss) income from continuing operations	$(4,829)	$1,004	$(3,825)

(in thousands)	EPS	Wind- down	Total
Nine months ended June 30, 2010:
Revenues	$100,621	$2,268	$102,889
Costs and expenses:
Direct costs	76,335	904	77,239
General and administrative	18,143	326	18,469
Selling and marketing	4,435	―	4,435
Depreciation and amortization	4,030	883	4,913
Total costs and expenses	102,943	2,113	105,056
(Loss) income from continuing operations before other income and income taxes	(2,322)	155	(2,167)
Other income:
Interest income, net	388	―	388
Gain on sale of asset	10	―	10
Gain on investments	31	―	31
Total other income	429	―	429
(Loss) income from continuing operations before taxes	(1,893)	155	(1,738)
Income tax provision	12	―	12
(Loss) income from continuing operations	$(1,905)	$155	$(1,750)